EXHIBIT 99.1
Contact:
Big 5 Sporting Goods Corporation
Barry Emerson
Sr. Vice President and Chief Financial Officer
(310) 536-0611
John Mills
Integrated Corporate Relations, Inc.
(310) 395-2215
BIG 5 SPORTING GOODS CORPORATION ANNOUNCES REGULAR DIVIDEND
EL SEGUNDO, Calif., — February 21, 2006 — Big 5 Sporting Goods Corporation (NASDAQ: BGFV), a leading sporting goods retailer, today announced that its Board of Directors has declared a regular quarterly cash dividend of $0.07 per share of outstanding common stock, which will be paid on March 15, 2006 to stockholders of record as of March 1, 2006.
About Big 5 Sporting Goods Corporation
Big 5 is a leading sporting goods retailer in the United States, operating 324 stores in 10 states under the “Big 5 Sporting Goods” name. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 11,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, tennis, golf, snowboarding and in-line skating.
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Big 5’s actual results in current or future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the sporting goods industry in general and in Big 5’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, weather conditions, changes in costs of goods, operating expense fluctuations, disruption in product flow or increased costs related to distribution center operations, changes in interest rates and economic conditions in general. Those and other risks are more fully described in Big 5’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended January 2, 2005 and its Quarterly Report on Form 10-Q for the quarter ended October 2, 2005. Big 5 disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.
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